Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-267753, 333-270942, 333-277997, 333-282108 and 333-285128), Form S-3 (Nos. 333-275535, 333-289803 and 333-291549) and Form S-1 (No. 333-267098) of FiscalNote Holdings, Inc. of our report dated March 24, 2026, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of FiscalNote Holdings, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

McLean, Virginia

March 24, 2026